Exhibit 3.78

Exhibit 3.78

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WESTMORELAND CANADA LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D.

2014, AT 4:13 O’CLOCK P.M.

5509777 8100

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION:1263104

DATE: 04-03-14

140420227

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations

Delivered 04:17PM 04/02/2014

FILED 04:13PM 04/02/2014

SRV 140420227 - 5509777 FILE

STATE OF DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE OF FORMATION

This Certificate of Formation for Westmoreland Canada LLC has been duly executed and is being filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST: The name of the limited liability company is Westmoreland Canada LLC. SECOND: The address of its registered office in the State of Delaware is 2711

Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808,

The name of the Registered Agent as such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Westmoreland Canada LLC this 2nd day of April, 2014,

BY: /s/Marilyn R. Moll Marilyn R. Moll Authorized Person